UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2010 (July 14, 2010)

MILLIPORE CORPORATION
(Exact name of registrant as specified in its charter)

MASSACHUSETTS	001-09781	04-2170233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

290 Concord Road Billerica, Massachusetts	01821
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 715-4321

Not Applicable
____________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

In connection with the completion of the previously announced Share Exchange (as defined in Item 2.01 below), Millipore Corporation, a Massachusetts corporation (the “Company” or “Millipore”), Concord Investments Corp., a Massachusetts corporation and wholly owned subsidiary of Merck KGaA (“Concord”), Wilmington Trust Company, as trustee (the “Trustee”), and Citibank, N.A., as securities agent (the “Securities Agent”) entered into a first supplemental indenture, dated as of July 14, 2010 (the “Supplemental Indenture”), to the indenture dated as of June 13, 2006 (the “Indenture”), pursuant to which the Company’s 3.75% Convertible Senior Notes due 2026 were issued (the “Securities”).  The Supplemental Indenture provides that, on and after the effective time of the Share Exchange (the “Effective Time”), each $1,000 aggregate principal amount of Securities that is convertible pursuant to Article X of the Indenture and which is surrendered for conversion in accordance with Article X of the Indenture will be convertible into an amount in cash equal to $107.00 multiplied by the Conversion Rate (as defined in the Indenture) in effect immediately prior Effective Time.  Also, Concord, by its execution of the Supplemental Indenture, agreed to be jointly and severally liable for all obligations of the Company under Article X of the Indenture, including, but not limited to the payment obligations to holders who convert Securities pursuant to Article X of the Indenture.

The foregoing description of the Supplemental Indenture is not complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, a copy of which is filed as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02.  Termination of a Material Definitive Agreement

Also in connection with the consummation of the Share Exchange, on July 14, 2010, Millipore terminated the Credit Agreement dated as of December 15, 2005, among the Company, Millipore Cork, Millipore Ireland B.V., Millipore SAS, certain subsidiaries of the Company, the lenders named therein, Bank of America , N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent and ABN AMRO Bank, N.V., as documentation agent, as amended by Amendment No. 1 and Consent dated as of June 6, 2006, and Amendment No. 2 dated as of July 13, 2006 (collectively the “Company Credit Agreement”).  No early termination penalties were incurred by the Company as a result of the termination of the Company Credit Agreement.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On July 14, 2010, pursuant to and in accordance with the Agreement and Plan of Share Exchange, dated as of February 28, 2010, (the “Share Exchange Agreement”), among the Company, Merck KGaA, a German corporation with general partners (“Merck”) and Concord, the Company effected the previously disclosed share exchange whereby Concord acquired all the issued and outstanding shares of common stock of the Company, par value $1.00 per share (the “Common Stock”), in exchange for the right to receive $107.00 per share, in cash, without interest (the “Share Exchange”), and the Company became a wholly owned subsidiary of Concord.

The description of the Share Exchange Agreement contained in this 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Share Exchange Agreement, a copy of which is attached hereto as Exhibit 2.1, the terms of which are incorporated by reference herein.

Item 2.04.  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Notice of Effective Date of Make-Whole Fundamental Change and Applicable Increase in Conversion Rate due to Make-Whole Fundamental Change

In accordance with the terms of the Indenture (the “Convertible Indenture”) dated as of June 13, 2006 by and between the Company, Wilmington Trust Company, as trustee, and Citibank, N.A., as securities agent, within three business days after July 14, 2010, the date upon which the Effective Time occurred, the Company will deliver to holders (the “Convertible Holders”) of its 3.75% Convertible Senior Notes Due 2026 (the “Convertible Notes”), a notice (the “Effective Date and Make-Whole Notice”) of the effective date of the Make-Whole Fundamental Change and the Make-Whole Applicable Increase in the Conversion Rate due to the Make-Whole Fundamental Change (in each case, as defined in the Convertible Indenture) that occurred at the Effective Time.

As will be more fully described in the Effective Date and Make-Whole Notice to Convertible Holders, in accordance with Section 10.14(D) of the Convertible Indenture, the Company will notify Convertible Holders that the effective date of the Make-Whole Fundamental Change was July 14, 2010.

As a result of the Make-Whole Fundamental Change, the Conversion Rate applicable to Convertible Notes that are surrendered for conversion during the Make-Whole Conversion Period will be increased pursuant to Section 10.14 of the Convertible Indenture.  The conversion rate in effect as of July 14, 2010 was 11.0485 shares of Common Stock per $1,000 principal amount of Convertible Notes.  The Make-Whole Applicable Increase (as defined in the Convertible Indenture) is 0.7519 Shares per $1,000 principal amount of Convertible Notes, which will result in an additional cash payment of $80.46 per $1,000 principal amount of Convertible Notes.  The conversion rate applicable to Convertible Notes surrendered during the Make-Whole Conversion Period is 11.8004 shares of Common Stock per $1,000 principal amount of Convertible Notes, which for Convertible Notes surrendered at and after Effective Time will result in a cash payment of approximately $1,262.64 per $1,000 principal amount of Convertible Notes.  Assuming all Convertible Holders surrender their Convertible Notes for conversion during the Make-Whole Conversion Period, the aggregate amount of these obligations would be approximately $713,394,258.60.  In order to receive the increased Conversion Rate set forth above, Convertible Holders must surrender their Convertible Notes for conversion during the Make-Whole Conversion Period.

Pursuant to Sections 10.01(A)(v) and 10.14(A) of the Convertible Indenture, the “Make-Whole Conversion Period” during which Convertible Holders may surrender Convertible Notes for conversion at any time began on, and included June 14, 2010, the date that was 30 calendar days prior to the date originally announced by the Company as the anticipated date upon which the Effective Time would occur; and ends on, the later of: (i) August 25, 2010, the date that is thirty (30) Business Days (as defined in the Convertible Indenture) after the actual date upon which the Effective Time occurred, which was July 14, 2010 and (ii) the “Fundamental Change Repurchase Date,” which the Company will announce within twenty (20) Business Days after consummation of the Share Exchange.

In accordance with Section 10.11 of the Convertible Indenture, at and after the Effective Time, the Convertible Notes will be convertible solely into cash and will no longer be potentially convertible in part into shares of Common Stock.

The description of the Effective Date and Make-Whole Notice in this Current Report on Form 8-K is a summary of the Effective Date and Make-Whole Notice that the Company will deliver to Convertible Holders.  Convertible Holders should carefully review the Effective Date and Make-Whole Notice that they will receive from the Company for further details concerning their rights.

Notice of Fundamental Change

In accordance with the terms of the Convertible Indenture, within 20 business days after the date upon which the Effective Time occurred, the Company will deliver to Convertible Holders of the Convertible Notes a notice (the “Fundamental Change Notice”) of Fundamental Change (as defined in the Convertible Indenture) which occurred at the Effective Time.

As will be more fully described in the Fundamental Change Notice to the Convertible Holders, in accordance with Section 3.10(B) of the Convertible Indenture, the Company will notify Convertible Holders that a Fundamental Change (as defined in the Convertible Indenture) occurred on July 14, 2010.

Pursuant to Section 3.10 of the Convertible Indenture, as a result of the Fundamental Change, Convertible Holders have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase all of their Convertible Notes (or portions thereof that are integral multiples of $1,000 in principal amount) on a date specified in the Fundamental Change Notice, which will be no earlier than 20 calendar days nor later than 35 calendar days after the date the Fundamental Change Notice is mailed (the “Fundamental Change Repurchase Date”), at a repurchase price payable in cash equal to 100% of the principal amount of the Convertible Notes to be repurchased (the “Fundamental Change Repurchase Price”), plus accrued and unpaid interest to, but excluding the Fundamental Change Repurchase Date.  Assuming all Convertible Holders exercise their Fundamental Change Repurchase Right, the aggregate amount of these obligations would be $565,000,000.00 plus accrued and unpaid interest to, but not including the Fundamental Change Repurchase Date.

The description of the Fundamental Change Notice in this Current Report on Form 8-K is a summary of the Fundamental Change Notice that the Company will deliver to Convertible Holders.  Convertible Holders should carefully review the Fundamental Change Notice that they will receive from the Company for further details concerning their rights.

Notice of Change of Control

In accordance with the terms of the Indenture (the “Euro Indenture”) dated as of June 30, 2006 by and between the Company, Citibank, N.A., as trustee, principal paying agent, and registrar, and Citibank International plc, as Irish paying agent, within 30 calendar days after the date upon which the Effective Time occurred, the Company will deliver to holders (the “Euro Holders”) of its 5.875% Senior Notes Due 2016 (the “Euro Notes”), a notice (the “Change of Control Notice”) of Change of Control (as defined in the Euro Indenture) that occurred at the Effective Time.

As will be more fully described in the Notice of Change of Control, in accordance with Section 3.09 of the Euro Indenture, the Company will notify Euro Holders that as a result of the Share Exchange, a Change of Control (as defined in Section 1.01 of the Euro Indenture) occurred on July 14, 2010.

Pursuant to Section 3.09 of the Euro Indenture, as a result of the Change of Control, Euro Holders of the Euro Notes have the right (the “Change of Control Repurchase Right”) to require the Company to repurchase all of their Euro Notes on a business day specified in the Change of Control Notice, which will be no earlier than 20 business days nor later than 90 calendar days from the date the Change of Control Notice is mailed (the “Change of Control Purchase Date”), at a repurchase price payable in cash equal to 101% of the principal amount of the Euro Notes to be repurchased plus any accrued and unpaid interest thereon, if any, to, but not including, the Change of Control Purchase Date, plus any Additional Amounts (as defined in the Euro Indenture), if any, then payable on the purchase date.  Assuming all Euro Holders exercise their Change of Control Repurchase Rights, the aggregate amount of these obligations would be €252,500,000.00, plus accrued and unpaid interest to, but not including the Change of Control Repurchase Date and any Additional Amounts, if any.

The description of the Change of Control Notice in this report is a summary of the Change of Control Notice that the Company will deliver to Euro Holders.  Euro Holders should carefully review the Change of Control Notice that they will receive from the Company for further details concerning their rights.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Share Exchange, the Company notified the New York Stock Exchange (the “NYSE”) that effective at 10:39 a.m. on July 14, 2010 all of the issued and outstanding shares of Common Stock were exchanged for the right to receive $107.00 per share, in cash, without interest and requested that the NYSE effect a trading suspension of the Common Stock.  As a result, the Common Stock ceased trading on the NYSE at the close of business on July 14, 2010.  The NYSE will file with the Securities and Exchange Commission (the “SEC”) a “Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934”, on Form 25, in order to effect the delisting of the Common Stock from the NYSE and the deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Additionally, Concord intends to file with the SEC a “Certification and Notice of Termination of Registration under Section 12(g) of the Exchange Act or Suspension of Duty to File Reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934”, on Form 15, ten days after the filing of the Form 25, requesting the termination of registration under Section 12(g) of the Exchange Act.

Item 3.03.  Material Modifications to Rights of Securityholders.

Upon consummation of the Share Exchange, each share of the Common Stock was exchanged for the right to receive $107.00 per share, in cash, without interest, as described above in Item 2.01.  The information set forth in Item 2.01, Item 2.04, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01.  Changes in Control of Registrant.

As a result of the Share Exchange, the Company became a wholly owned subsidiary of Concord, and accordingly, a change in control with respect to the Company occurred on July 14, 2010.  The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.  Concord effected the Share Exchange with available cash.

Item 5.03.  Amendment of Articles of Incorporation or Bylaws; Change in Fiscal Year

Immediately following the Effective Time, the Board authorized the amendment and restatement of the Company’s current Amended and Restated By-laws.  The amendments to the by-laws provide for, among other things, the declassification of the Board.  A copy of the Amended and Restated By-laws are attached to this Current Report on Form 8-K as Exhibit 3.1.

On July 15, 2010, the Company filed Restated Articles of Organization with the Secretary of the Commonwealth of Massachusetts to combine all previous amendments to the Company’s current Articles of Organization into one document.  No amendments to the Company’s Articles of Organization were effected with this filing.  A copy of the Restated Articles of Organization is attached to this Current Report on Form 8-K as Exhibit 3.2.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Share Exchange
3.1	Restated Articles of Organization
3.2	Amended and Restated By-laws
10.01	First Supplemental Indenture dated as of July 14, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLIPORE CORPORATION

Date: July 15, 2010	By:	/s/ David P. Hutchinson
Name: David P. Hutchinson
Title: President